Exhibit 99.1
NEWS RELEASE

CONTACT:
Al Galgano
952-567-0295
Al.Galgano@spok.com

Spok Reports 2020 Second Quarter Operating Results;

Continued Strong Wireless Trends and Operating Expense Improvements Contribute to Second Quarter Strong Net Income and EBITDA

Board Declares Regular Quarterly Dividend

SPRINGFIELD, Va. (July 29, 2020) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in healthcare communications, today announced operating results for the second quarter ended June 30, 2020. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on September 10, 2020, to stockholders of record on August 17, 2020.

Key Second Quarter Operating Highlights:

•
Second quarter software revenue was $14.7 million. Included in second quarter software revenue was $5.2 million of operations revenue and $9.5 million in maintenance revenue, compared to $7.4 million in operations revenue and $10.0 million in maintenance revenue in the second quarter of 2019.

•
Software bookings in the second quarter totaled $15.4 million. Second quarter bookings included $5.8 million of operations bookings and $9.6 million of maintenance renewals. At June 30, 2020 the software revenue backlog totaled $48.4 million, up from the backlog of $39.7 million at June 30, 2019.

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•
The quarterly rate of paging unit erosion was 1.2 percent in the second quarter of 2020. This compares to paging unit erosion of 1.3 percent in the prior quarter and 0.5 percent in the year-earlier period. Net paging unit losses were 11,000 in the second quarter of 2020, compared to 12,000 in the prior quarter and 5,000 in the second quarter of 2019. Paging units in service at June 30, 2020, totaled 915,000, compared to 977,000 at June 30, 2019.

•	The rate of wireless revenue erosion was 1.4 percent, down from 2.1 percent erosion in the second quarter of 2019.

•	Total paging ARPU (average revenue per unit) was $7.24 in the second quarter of 2020, compared to $7.31 in the prior quarter and $7.26 in the year-earlier quarter.

•
Operating expenses in the second quarter of 2020 totaled $32.6 million, down from $41.5 million in the prior year quarter. Adjusted operating expenses (excludes depreciation, amortization and accretion and includes capitalized software costs) totaled $34.1 million in the second quarter of 2020, compared to $39.2 million in the prior year quarter. Benefiting operating expenses for the second quarter of 2020, the Company received $0.8 million in CARES Act credits, as well as approximately $2 million in cost savings from the previously discussed employee furloughs.

•	Capital expenses were $846,000 in the second quarter of 2020, compared to $1.5 million in the year-earlier quarter.

•	The number of full-time equivalent employees at June 30, 2020 totaled 610, compared to 600 in the prior year quarter.

•	Capital paid to stockholders in the second quarter of 2020 totaled $2.4 million. This came in the form of the Company's regular quarterly dividend.

•	The Company’s cash, cash equivalents and short-term investments balance at June 30, 2020, was $70.9 million.

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2020 Second Quarter and Year-To-Date Results:
Consolidated revenue for the second quarter of 2020 under Generally Accepted Accounting Principles (“GAAP”) was $35.7 million compared to $39.5 million in the second quarter of 2019. For the first six months of 2020, consolidated revenue totaled $73.0 million, compared to $81.3 million in the first six months of 2019.

	For the three months ended			For the six months ended
(Dollars in thousands)	June 30, 2020	June 30, 2019	Change (%)	June 30, 2020	June 30, 2019	Change (%)
Wireless revenue
Paging revenue	$19,990	$21,342	(6.3)%	$40,441	$43,029	(6.0)%
Product and other revenue	1,088	785	38.6%	2,024	1,708	18.5%
Total wireless revenue	$21,078	$22,127	(4.7)%	$42,465	$44,737	(5.1)%

Software revenue
Operations revenue	$5,162	$7,353	(29.8)%	$11,390	$16,361	(30.4)%
Maintenance revenue	9,499	10,045	(5.4)%	19,151	20,190	(5.1)%
Total software revenue	14,661	17,398	(15.7)%	30,541	36,551	(16.4)%
Total revenue	$35,739	$39,525	(9.6)%	$73,006	$81,288	(10.2)%

GAAP net income for the second quarter of 2020 was $3.8 million, or $0.20 per diluted share, compared to a net loss of $0.7 million, or $0.03 per diluted share, in the second quarter of 2019. GAAP net loss for the first half of 2020 was $0.8 million, or $0.04 per diluted share, compared to net income of $0.1 million, in the first half of 2019.
In the second quarter of 2020, the Company generated $5.2 million of EBITDA (earnings before interest, taxes, depreciation and amortization), compared to EBITDA of $0.3 million in the prior year quarter. In the first half of 2020, the Company generated $3.3 million of EBITDA, compared to EBITDA of $3.8 million in the prior year period.

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	For the three months ended		For the six months ended
(Dollars in thousands)	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net income (loss)	$3,759	$(670)	$(780)	$72
Basic and diluted net income (loss) per share	$0.20	$(0.03)	$(0.04)	$—
EBITDA	$5,231	$343	$3,270	$3,816

Management Commentary:
“We are in the throes of a 100-year pandemic that has negatively impacted the finances of our healthcare customer base. As such, software product sales were slow in the second quarter, as this was the first full quarter impacted by the pandemic. The majority of our healthcare customer base continued to struggle with the challenges presented by COVID-19,” said Vincent D. Kelly, president and chief executive officer. "However, on a positive note, while hospitals are focusing their efforts on the current crisis, surveys are showing that by the end of the second quarter hospitals were back to more than a third of their pre-COVID-19 elective volumes and by the end of the year hospitals expect to be back to more than three-quarters of those volumes, with full recovery sometime in 2021," continued Kelly. "While we did not lose a lot of deals, many were pushed back due to the pandemic, including our first significant Spok Go® deal, which was booked in July. The same was true with the installation of our backlog from prior bookings. As hospitals begin to open back up, we expect to see these trends improve. In the meantime, Spok continues to demonstrate a stable revenue base, as nearly 86 percent of our revenues in the second quarter were recurring in nature, coming from either our legacy wireless business or software maintenance contracts. This, combined with disciplined expense control, has allowed us to post profitable results. And, we did this while continue to invest in and develop our cloud native platform, Spok Go. Spok provides a critical function, which we believe will become even more important in this environment. Spok's clinical communications platform provides hospitals with a system of action, not just of record, delivering reliable

Spok.com

communications and clinical information, including clinical test results, to care teams when and where it matters most to improve patient outcomes.”

In the second quarter of 2020, Spok returned $2.4 million in capital to stockholders, in the form of its regular quarterly dividend. “During the quarter, we took immediate steps to position our operations to a positive free cash flow basis through a combination of furlough and other cost savings initiatives. As a result, we were able to generate increased levels of net income and EBITDA. We are focused on running positive EBITDA and Spok remains committed to paying our regular quarterly dividend. We believe we will be able to achieve this while continuing to support our Spok Care Connect® platform and in the near term, investing in the evolution of our cloud-native and integrated communication platform, Spok Go.

Business Outlook:
Michael W. Wallace, chief operating officer and chief financial officer, said: “Expense management and strong financial discipline have always been critical in balancing the short and long-term components of our business and that was especially so in the second quarter, given the impacts of COVID-19. In the second quarter, GAAP operating expenses were down nearly 22% from prior year levels, with improvements in all expense categories driven by furloughs, the CARES Act credits, and including a $3.6 million benefit versus 2019 due to capitalization of software costs required in 2020. Spok’s balance sheet remains strong, with a cash, cash equivalents and short-term investment balance of $70.9 million at June 30, 2020.”

Commenting on the Company’s previously provided financial guidance for 2020, Wallace noted: “Spok has been focused on continuing to understand the impact of the pandemic on our business, particularly given the impact

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of COVID-19 on the roll-out of our Spok Go software business. Because of the fluid nature of the situation, we, like many of our peer public companies, believe that it is most prudent to continue to suspend our practice of providing annual guidance for revenues and expenses at this time. We look forward to returning to our normal guidance format after the crisis is over.”

2020 Annual Meeting Results:
At its annual meeting of stockholders yesterday, the Company announced that each of the 10 nominees to the company’s board of directors were elected for one-year terms. The board members are:

Royce Yudkoff	Matthew Oristano
N. Blair Butterfield	Todd Stein
Stacia A. Hylton	Dr. Bobbie Byrne
Vincent D. Kelly	Christine M. Cournoyer
Brian O'Reilly	Brett Shockley
Additionally, Spok Holdings, Inc. stockholders voted to approve the following items proposed by the board of directors:

•	The appointment of Grant Thornton LLP as the company’s independent auditor

•	In an advisory vote, the compensation of Spok’s named executive officers, as described in the 2020 proxy statement.

•	The Company's 2020 Equity Incentive Award Plan.
Additionally, the shareholder proposal regarding Board of Director Independence and Refreshment was defeated.

When final voting results are available, they will be filed with the SEC.

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* * * * * * * * *

2020 Second-Quarter Call and Replay:
Spok plans to host a conference call for investors to discuss its 2020 second quarter results at 10:00 a.m. ET on Thursday, July 30, 2020. Dial-in numbers for the call are 334-323-0501 or 800-353-6461. The pass code for the call is 4509240. A replay of the call will be available from 1:00 p.m. ET on July 30, 2020 until 1:00 p.m. ET on Thursday, August 13, 2020. To listen to the replay, please register at http://tinyurl.com/Spok2020Q2earningsreplay. Please cut and paste this address into your browser, enter the registration information, and you will be given access to the replay.

* * * * * * * * *
About Spok
Spok, Inc., a wholly owned subsidiary of Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Springfield, Virginia, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® and Spok Go® platforms to enhance workflows for clinicians, support administrative compliance, and provide a better experience for patients. Our customers send over 100 million messages each month through their Spok® solutions. Spok is making care collaboration easier. For more information, visit spok.com or follow @spoktweets on Twitter.
Spok is a trademark of Spok Holdings, Inc. Spok Care Connect and Spok Go are trademarks of Spok, Inc.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance and statements relating to the unsolicited takeover bid from B. Riley Financial, Inc., are

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forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued demand for our software products and services, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, particularly third party consulting services and research and development costs, future capital needs, competitive pricing pressures, competition from traditional paging services, other wireless communications services and other software providers, many of which are substantially larger and have much greater financial and human capital resources, changes in customer purchasing priorities or capital expenditures, government regulation of our products and services and the healthcare and health insurance industries, reliance upon third-party providers for certain equipment and services, unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services, the effects of changes in accounting policies or practices, adverse economic, political or market conditions in the U.S. and international markets and other factors such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as coronavirus disease 2019 (COVID-19), as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

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SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended		For the six months ended
	6/30/2020	6/30/2019	6/30/2020	6/30/2019
Revenue:
Wireless	$21,078	$22,127	$42,465	$44,737
Software	14,661	17,398	30,541	36,551
Total revenue	35,739	39,525	73,006	81,288
Operating expenses:
Cost of revenue	5,901	7,239	14,165	14,831
Research and development	2,754	6,807	8,203	12,974
Technology operations	7,212	7,866	15,115	15,540
Selling and marketing	3,831	5,574	10,192	11,684
General and administrative	10,810	11,696	22,061	22,443
Depreciation, amortization and accretion	2,072	2,335	4,218	4,694
Total operating expenses	32,580	41,517	73,954	82,166
% of total revenue	91.2%	105.0%	101.3%	101.1%
Operating income (loss)	3,159	(1,992)	(948)	(878)
% of total revenue	8.8%	(5.0)%	(1.3)%	(1.1)%
Interest income	146	452	509	901
Other income (expense)	101	602	(37)	367
Income (loss) before income taxes	3,406	(938)	(476)	390
Benefit from (provision for) income taxes	353	268	(304)	(318)
Net income (loss)	$3,759	$(670)	$(780)	$72
Basic and diluted net (loss) income per common share	$0.20	$(0.03)	$(0.04)	$—
Basic weighted average common shares outstanding	19,016,853	19,217,866	18,987,469	19,207,476
Diluted weighted average common shares outstanding	19,115,148	19,217,866	18,987,469	19,375,599
Cash dividends declared per common share	0.125	0.125	0.25	0.25
Key statistics:
Units in service	915	977	915	977
Average revenue per unit (ARPU)	$7.24	$7.26	$7.27	$7.28
Bookings	$15,411	$21,334	$31,050	$35,989
Backlog	$48,441	$39,718	$48,441	$39,718

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Revenue:
Wireless	$21,078	$21,386	$21,615	$21,814	$22,127	$22,610	$23,091	$23,259
Software	14,661	15,881	17,933	17,639	17,398	19,154	20,165	19,217
Total revenue	35,739	37,267	39,548	39,453	39,525	41,764	43,256	42,476
Operating expenses:
Cost of revenue (b)	5,901	8,264	8,051	7,190	7,239	7,592	8,772	8,141
Research and development	2,754	5,449	7,132	7,437	6,807	6,167	6,618	5,934
Technology operations	7,212	7,904	8,083	7,805	7,866	7,674	8,120	7,787
Selling and marketing	3,831	6,361	5,891	5,595	5,574	6,110	6,275	5,716
General and administrative	10,810	11,251	11,531	11,813	11,696	10,747	10,721	13,673
Depreciation, amortization and accretion	2,072	2,146	2,250	2,305	2,335	2,359	2,601	2,785
Goodwill impairment	—	—	8,849	—	—	—	—	—
Total operating expenses	32,580	41,375	51,787	42,145	41,517	40,649	43,107	44,036
% of total revenue	91.2%	111.0%	130.9%	106.8%	105.0%	97.3%	99.7%	103.7%
Operating (loss) income	3,159	(4,108)	(12,239)	(2,692)	(1,992)	1,115	149	(1,560)
% of total revenue	8.8%	(11.0)%	(30.9)%	(6.8)%	(5.0)%	2.7%	0.3%	(3.7)%
Interest income	146	363	350	399	452	449	628	384
Other income (expense)	101	(137)	206	163	602	(236)	(593)	(110)
(Loss) income before income taxes	3,406	(3,882)	(11,683)	(2,130)	(938)	1,328	184	(1,286)
Benefit from (provision for) income taxes	353	(657)	2,172	804	268	(586)	5	446
Net income (loss)	$3,759	$(4,539)	$(9,511)	$(1,326)	$(670)	$742	$189	$(840)
Basic and diluted net (loss) income per common share	$0.20	$(0.24)	$(0.50)	$(0.07)	$(0.03)	$0.04	$0.01	$(0.04)
Basic weighted average common shares outstanding	19,016,853	18,958,716	18,860,020	19,086,811	19,217,866	19,196,970	19,445,401	19,456,149
Diluted weighted average common shares outstanding	19,115,148	18,958,716	18,860,020	19,086,811	19,217,866	19,356,712	19,445,401	19,456,149
Key statistics:
Units in service	915	926	938	955	977	982	992	999
Average revenue per unit (ARPU)	$7.24	$7.31	$7.33	$7.32	$7.26	$7.32	$7.36	$7.40
Bookings	$15,411	$15,639	$21,932	$20,421	$21,334	$14,654	$23,076	$21,580
Backlog	$48,441	$49,052	$50,553	$42,604	$39,718	$37,392	$40,422	$36,366

(a) Slight variations in totals are due to rounding.
(b) An adjustment of $771 to cost of revenue, identified in the fourth quarter of 2018, has been reflected in this table as an increase to cost of revenue of $166, $196 and $359 in the first, second and third quarters of 2018, respectively. Total operating expenses, operating income (loss), income (loss) before income taxes, Net (loss) income and net (loss) income per share have been adjusted accordingly to reflect these changes.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	6/30/2020	12/31/2019
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$40,886	$47,361
Short term investments	29,974	29,899
Accounts receivable, net	29,595	30,174
Prepaid expenses	7,921	7,517
Other current assets	2,997	2,714
Total current assets	111,373	117,665
Non-current assets:
Property and equipment, net	7,169	8,000
Operating lease right-of-use assets	14,795	16,317
Capitalized software development	5,300	—
Goodwill	124,182	124,182
Intangible assets, net	1,667	2,917
Deferred income tax assets, net	48,022	48,983
Other non-current assets	1,187	1,808
Total non-current assets	202,322	202,207
Total assets	$313,695	$319,872
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,717	$3,615
Accrued compensation and benefits	10,576	11,680
Accrued taxes	1,487	1,529
Deferred revenue	24,688	25,944
Operating lease liabilities	5,267	5,437
Other current liabilities	3,165	2,978
Total current liabilities	50,900	51,183
Non-current liabilities:
Asset retirement obligations	6,146	6,061
Operating lease liabilities	10,162	11,575
Other non-current liabilities	806	959
Total non-current liabilities	17,114	18,595
Total liabilities	68,014	69,778
Commitments and contingencies
Stockholders' equity:
Preferred stock	$—	$—
Common stock	2	2
Additional paid-in capital	88,681	86,874
Accumulated other comprehensive loss	(1,718)	(1,601)
Retained earnings	158,716	164,819
Total stockholders' equity	245,681	250,094
Total liabilities and stockholders' equity	$313,695	$319,872

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	For the six months ended
	6/30/2020	6/30/2019
Operating activities:
Net (loss) income	$(780)	$72
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	4,218	4,694
Deferred income tax expense	290	208
Stock based compensation	2,544	1,557
Provisions for doubtful accounts, service credits, and other	673	272
Changes in assets and liabilities:
Accounts receivable	(670)	(6,682)
Prepaid expenses, inventory and other assets	1,997	2,075
Accounts payable, accrued liabilities and other	(440)	(3,161)
Deferred revenue	(1,373)	1,734
Net cash provided by operating activities	6,459	769
Investing activities:
Purchases of property and equipment	(1,895)	(2,783)
Capitalized software development	(5,300)	—
Purchase of short-term investments	(29,877)	(29,650)
Maturity of short-term investments	30,000	4,000
Net cash used in investing activities	(7,072)	(28,433)
Financing activities:
Cash distributions to stockholders	(5,008)	(5,049)
Purchase of common stock (including commissions)	—	(1,810)
Proceeds from issuance of common stock under the Employee Stock Purchase Plan	166	119
Purchase of common stock for tax withholding on vested equity awards	(903)	(1,017)
Net cash used in financing activities	(5,745)	(7,757)
Effect of exchange rate on cash	(117)	(93)
Net decrease in cash and cash equivalents	(6,475)	(35,514)
Cash and cash equivalents, beginning of period	47,361	83,343
Cash and cash equivalents, end of period	$40,886	$47,829
Supplemental disclosure:
Income taxes paid	$148	$683

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED REVENUE
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Revenue
Paging	$19,990	$20,451	$20,826	$21,212	$21,342	$21,687	$21,997	$22,442
Non-paging	1,088	935	789	602	785	923	1,094	817
Total wireless revenue	$21,078	$21,386	$21,615	$21,814	$22,127	$22,610	$23,091	$23,259

License	749	955	1,711	2,723	1,676	2,840	3,496	3,175
Services	3,812	4,549	4,947	4,202	4,835	5,206	5,103	4,555
Equipment	601	725	1,125	689	842	963	1,568	1,296
Operations revenue	$5,162	$6,229	$7,783	$7,614	$7,353	$9,009	$10,167	$9,026

Maintenance revenue	$9,499	$9,652	$10,150	$10,025	$10,045	$10,145	$9,998	$10,191
Total software revenue	$14,661	$15,881	$17,933	$17,639	$17,398	$19,154	$20,165	$19,217

Total revenue	$35,739	$37,267	$39,548	$39,453	$39,525	$41,764	$43,256	$42,476

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Cost of revenue
Payroll and related	$4,350	$5,785	$5,222	$5,099	$4,749	$4,931	$4,868	$4,923
Cost of sales	1,098	1,940	2,278	1,567	1,900	2,080	3,349	2,623
Stock-based compensation	134	119	42	21	97	107	44	75
Other	319	420	509	503	493	474	511	520
Total cost of revenue (b)	5,901	8,264	8,051	7,190	7,239	7,592	8,772	8,141
Research and development
Payroll and related	4,115	4,761	5,056	5,083	4,639	4,263	4,350	4,709
Outside services	1,803	1,584	1,742	2,027	1,912	1,745	2,115	1,040
Capitalized software development	(3,596)	(1,705)	—	—	—	—	—	—
Stock-based compensation	243	236	113	102	84	11	5	71
Other	189	573	221	225	172	148	148	114
Total research and development	2,754	5,449	7,132	7,437	6,807	6,167	6,618	5,934
Technology operations
Payroll and related	2,213	2,712	2,656	2,823	2,662	2,647	2,616	2,866
Site rent	3,399	3,398	3,669	3,269	3,480	3,296	3,432	3,482
Telecommunications	961	1,001	1,026	1,016	1,019	996	1,021	950
Stock-based compensation	47	43	32	30	30	30	24	24
Other	592	750	700	667	675	705	1,027	465
Total technology operations	7,212	7,904	8,083	7,805	7,866	7,674	8,120	7,787
Selling and marketing
Payroll and related	2,538	3,583	3,382	3,524	3,329	3,273	3,047	3,401
Commissions	852	1,212	1,158	1,114	1,298	1,424	1,759	1,225
Stock-based compensation	194	172	164	137	128	161	99	135
Advertising and events	160	784	1,034	703	656	933	1,236	857
Other	87	610	153	117	163	319	134	98
Total selling and marketing	3,831	6,361	5,891	5,595	5,574	6,110	6,275	5,716
General and administrative
Payroll and related	3,355	4,134	3,974	4,220	4,136	4,041	4,087	4,834
Stock-based compensation	744	612	770	674	690	219	860	1,118
Bad debt	628	43	56	402	(96)	308	303	513
Facility rent, office, and technology costs	2,276	2,068	1,952	2,369	2,485	2,294	2,072	2,925
Outside services	2,043	2,036	2,350	2,004	2,306	1,776	2,062	1,864
Taxes, licenses and permits	804	859	1,000	888	863	921	111	1,081
Other	960	1,499	1,429	1,256	1,312	1,188	1,226	1,338
Total general and administrative	10,810	11,251	11,531	11,813	11,696	10,747	10,721	13,673
Depreciation, amortization and accretion	2,072	2,146	2,250	2,305	2,335	2,359	2,601	2,785
Goodwill impairment	—	—	8,849	—	—	—	—	—
Operating expenses	$32,580	$41,375	$51,787	$42,145	$41,517	$40,649	$43,107	$44,036
Capital expenditures	$846	$1,063	$679	$1,378	$1,495	$1,287	$830	$1,630

(a) Slight variations in totals are due to rounding.
(b) An adjustment of $771 to cost of sales, identified in the fourth quarter of 2018, has been reflected in this table as an increase to cost of sales of $166, $196 and $359 in the first, second and third quarters of 2018, respectively. Total cost of revenue and operating expenses have been adjusted accordingly to reflect these changes.

SPOK HOLDINGS, INC.
UNITS IN SERVICE ACTIVITY, MARKET SEGMENT, CHURN
AND AVERAGE REVENUE PER UNIT (ARPU) (a)
(Unaudited and in thousands)

	For the three months ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Paging units in service
Beginning units in service (000's)	926	938	955	977	982	992	999	1,024
Gross placements	35	24	22	28	35	27	30	31
Gross disconnects	(46)	(36)	(39)	(50)	(40)	(37)	(37)	(56)
Net change	(11)	(12)	(17)	(22)	(5)	(10)	(7)	(25)
Ending units in service	915	926	938	955	977	982	992	999
End of period units in service % of total (b)
Healthcare	83.6%	82.6%	82.4%	81.7%	81.7%	81.6%	81.4%	81.7%
Government	5.5%	5.4%	5.4%	5.5%	5.6%	5.8%	5.8%	5.8%
Large enterprise	4.4%	5.5%	5.5%	6.1%	5.9%	5.9%	5.9%	6.0%
Other(b)	6.6%	6.5%	6.6%	6.7%	6.8%	6.7%	6.9%	6.5%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Account size ending units in service (000's)
1 to 100 units	65	67	69	72	74	77	78	81
101 to 1,000 units	165	171	173	175	179	186	190	192
>1,000 units	685	688	696	708	724	719	724	726
Total	915	926	938	955	977	982	992	999
Account size net loss rate(c)
1 to 100 units	(3.1)%	(3.0)%	(3.8)%	(2.1)%	(3.2)%	(2.3)%	(1.7)%	(4.3)%
101 to 1,000 units	(4.2)%	(1.0)%	(1.0)%	(2.4)%	(3.9)%	(2.3)%	—%	(2.7)%
>1,000 units	(0.4)%	(1.2)%	(1.8)%	(2.2)%	0.7%	(1.1)%	(0.1)%	(2.2)%
Total	(1.3)%	(1.3)%	(1.8)%	(2.2)%	(0.5)%	(1.1)%	(0.2)%	(2.5)%
Account size ARPU
1 to 100 units	$11.65	$12.01	$11.99	$11.84	$12.00	$11.90	$11.61	$11.33
101 to 1,000 units	8.24	8.34	8.31	8.41	8.47	8.35	8.28	8.19
>1,000 units	6.57	6.59	6.62	6.59	6.47	6.57	6.69	6.74
Total	$7.24	$7.31	$7.33	$7.32	$7.26	$7.32	$7.36	$7.40

(a) Slight variations in totals are due to rounding.
(b) Other includes hospitality, resort and indirect units
(c) Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

SPOK HOLDINGS, INC.
RECONCILIATION FROM NET (LOSS) INCOME TO EBITDA (a)
(Unaudited and in thousands)

	For the three months ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Reconciliation of net (loss) income to EBITDA (b):
Net income (loss) (c)	$3,759	$(4,539)	$(9,511)	$(1,326)	$(670)	$742	$189	$(840)
Plus (less): benefit from (provision for) income taxes	(353)	657	(2,172)	(804)	(268)	586	(5)	(446)
Plus (less): Other expense (income)	(101)	137	(206)	(163)	(602)	236	593	110
Less: Interest income	(146)	(363)	(350)	(399)	(452)	(449)	(628)	(384)
Operating income (loss)	3,159	(4,108)	(12,239)	(2,692)	(1,992)	1,115	149	(1,560)
Plus: depreciation, amortization and accretion	2,072	2,146	2,250	2,305	2,335	2,359	2,601	2,785
EBITDA (as defined by the Company)	$5,231	$(1,962)	$(9,989)	$(387)	$343	$3,474	$2,750	$1,225

	For the six months ended
	6/30/2020	6/30/2019
Reconciliation of net income (loss) to EBITDA (b):
Net (loss) income	$(780)	$72
(Less) plus: Benefit from (provision for) income taxes	304	318
Plus (less): Other (expense) income	37	(367)
Less: Interest income	(509)	(901)
Operating loss	(948)	(878)
Plus: depreciation, amortization and accretion	4,218	4,694
EBITDA (as defined by the Company)	$3,270	$3,816

RECONCILIATION FROM OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES (a)(d)

	For the three months ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
(Dollars in thousands)
Operating expenses	$32,580	$41,375	$51,787	$42,145	$41,517	$40,649	$43,107	$44,036
Less: depreciation, amortization and accretion	2,072	2,146	2,250	2,305	2,335	2,359	2,601	2,785
Less: goodwill impairment	$—	$—	$8,849	$—	$—	$—	$—	$—
Add: capitalized software costs	$3,596	$1,705	$—	$—	$—	$—	$—	$—
Adjusted operating expenses	$34,104	$40,934	$40,688	$39,840	$39,182	$38,290	$40,506	$41,251

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only. Management and the Board of Directors rely on EBITDA for purposes of determining the Company’s capital allocation policies. EBITDA is also the starting point for the calculation of operating cash flow for purposes of determining whether management has achieved certain performance objectives in the Company’s short-term and long-term incentive plans.

(c) An adjustment to cost of revenue identified in the fourth quarter of 2018 of $771 has been reflected in this table as a reduction of Net (loss) income of $166, $196, $359, and $771 in the first, second, third, and fourth quarters respectively.

(d) Adjusted operating expenses is a non-GAAP measure and is presented for analytical purposes only. Management and the Board of Directors rely on adjusted operating expenses for purposes of assessing our core operating results based on expenses incurred within a period that directly drive operating income in that period. Management adjusts for certain items because we do not regard these costs as reflective of normal costs related to the ongoing operation of the business in the ordinary course. In general, these items possess one or more of the following characteristics; non-cash expenses, factors outside of our control, items that are non-operational in nature, and unusual items not expected to occur in the normal course of business.